CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2016, with respect to the consolidated balance sheets of NewBridge Bancorp and Subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2015, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
May 13, 2016